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EXHIBIT 10.1


                         ALEXANDER AUERBACH & CO., INC.
                   PUBLIC RELATIONS O MARKETING COMMUNICATIONS



                                                               February 18, 2004

Overhill Farms, Inc.
Attn: James Rudis, Chairman and CEO
2727 East Vernon Ave.
Vernon, CA 90058


                               RETAINER AGREEMENT

Dear Jim,

         This letter constitutes an agreement under which Alexander Auerbach & Co. Inc., a California corporation, of Sherman Oaks, California (hereinafter "Auerbach," "we" or "us") is retained as Public Relations Consultants by Overhill Farms, Inc. (hereinafter "you" or "the client"). This agreement is effective as of the date above.

SERVICES

         We will provide public relations, media relations and communications marketing services to support the sales activity of Overhill Farms, as outlined in our proposal of this date.

FEES AND EXPENSES

         Our fee for professional services is $195 per hour, which will be billed monthly.

         Out-of-pocket expenses will be billed separately. These include such items as press release distribution, photography, graphic arts, press list database access, travel, postage, shipping, photocopying, telephone, entertainment and other incidentals. Where possible and approved by you in advance, these costs will be billed directly to you by the vendor. Out-of-pocket expenses paid by us, which are subject to approval by you in advance, will be billed to you cost plus a 15% handling fee. If significant expenses are anticipated, we may request an advance to cover those outlays and will supply you with a reconciliation of expenses.

         Payment for professional services and expenses is due within 30 days of presentation of monthly invoices. You agree that, if amounts due hereunder are not paid when due, we have the option of ceasing work on your behalf without further notice. Bills unpaid for more than 30 days may be subject to a $150 re-invoicing fee and 10 percent annual interest.

CONFIDENTIALITY AND OWNERSHIP

         We understand that in the course of our work you may disclose to us information that is proprietary or a trade secret, and we agree to keep such information strictly confidential.

         We disclaim any ownership interest in information supplied by you. We retain copyright to all written materials produced by us for you. Press lists and other general-purpose materials produced by us in the course of this engagement shall be our property.

APPROVAL

         All news releases, written materials, photographs and other publicly disseminated materials created by us shall be approved by you prior to release.


   3887 DIXIE CANYON AVE. o SHERMAN OAKS, CA 91423-4839 o TEL: (818) 501-4221
                             o FAX: (818) 501-7825

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                         ALEXANDER AUERBACH & CO., INC.

Page 2

BEST-EFFORTS

    You acknowledge your understanding that the outcome of a public relations program is beyond the direct control of a public relations agent, and that our work on your behalf is performed on a best-efforts basis. You agree that our fees and expenses are payable based upon the hours of service rendered and expenses incurred by us, without regard to the results achieved.

INDEMNIFICATION, CANCELLATION AND ARBITRATION

         You agree to indemnify and hold harmless us and our agents and employees from any and all losses, damages, expenses or liabilities which we may incur based on information, representations, reports or data furnished in writing by you, or for any of our work product which has been approved in writing by a designated officer of the client.

         This agreement may be canceled by either party upon not less than thirty (30) days' written notice to the other party. It is to be interpreted under California law.

         Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. A decision by said arbitrator shall be final and binding on both parties, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         Please acknowledge your agreement by signing and returning a copy of this letter.



Yours truly,                          Accepted:


/s/ Alexander Auerbach                /s/ John L. Steinbrun
----------------------                ---------------------

Alexander Auerbach, President         John L. Steinbrun, Chief Financial Officer
Alexander Auerbach & Co., Inc.        Overhill Farms, Inc.